UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2020
AMICUS THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ 08512
(Address of Principal Executive Offices, and Zip Code)

609-662-2000
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

        At the 2020 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. (the “Company”) held on June 4, 2020, the Company’s stockholders elected Lynn D. Bleil, Bradley L. Campbell, Robert Essner and Dr. Ted W. Love as Class I directors to serve a three-year term expiring at the 2023 Annual Meeting of Stockholders or until their respective successors have been elected. In addition, the stockholders (i) approved the Amended and Restated 2007 Equity Incentive Plan, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The final voting results on these matters were as follows:

1.Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lynn D. Bleil	221,161,859	2,590,565	12,965,759
Bradley L. Campbell	210,835,606	12,916,818	12,965,759
Robert Essner	221,002,658	2,749,766	12,965,759
Dr. Ted W. Love	173,183,898	50,568,526	12,965,759

2.Approval of the Amended and Restated 2007 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
209,141,472	5,136,625	9,474,327	12,965,759

3.Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
235,643,650	943,711	130,822	—

4.Approval, on an advisory basis, of the Company's executive compensation.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
209,562,460	4,881,312	9,308,652	12,965,759

Signature Page
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.
Date: June 8, 2020	By: /s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: Chief Legal Officer and Corporate Secretary